UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

United Mortgage Trust
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-32409	75-6493585
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Grapevine, Suite 220 Texas 76051
(Address of principal executive offices) (Zip Code)

(214) 237-9305
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 25, 2015, and effective as of January 1, 2015, United Mortgage Trust (“UMT”, “us” or “we”) entered into loan modification agreements with certain of its affiliated entities which are indebted to UMT under certain outstanding loan arrangements.

Background

Certain of UMT’s affiliates are indebted to UMT pursuant to certain loan arrangements including (i) deficiency loans owing from UMTH Lending Company, L.P. (“UMTHLC”), (ii) recourse obligations owing from Capital Reserve Group, Inc., South Central Mortgage, Inc., Ready America Funding Corp. (“RAFC”) and (iii) certain payment obligations of UMT Holdings, L.P. (“UMTH”) in favor of UMT in connection with an indemnification agreement dated December 31, 2005 (the “Indemnification Agreement”) originally executed by UMTH in favor of RAFC, which Indemnification Agreement secures deficiency obligations owing to RAFC by Wonder Funding Corp., an affiliate of RAFC (“Wonder”).

The foregoing lending arrangements, including the loan balances, terms and security arrangements are discussed in greater detail in Note G – Related Party Transactions to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013 and in Note 5 of our unaudited financial statements in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

In late 2013 and early 2014, the foregoing affiliates approached UMT with the proposal to modify the existing loans to:

•	accelerate the repayment schedule and set repayment amounts on an aggregate indebtedness and reduction basis;

•	provide additional security on the indebtedness; and

•	reduce the interest rate to a market rate which would automatically adjust up to 6% upon the failure to make a scheduled payment.

Our Board of Trustees met and reviewed the proposal and concluded that the loan modification is in the best interest of UMT and its shareholders because it would result in a faster payment of the indebtedness with greater security and because the benefits of those features would outweigh the loss of additional interest from reduction of the interest rate to a market rate. Specifically, the Trustees noted that the proposed modifications would shorten the duration of the deficiency note with UMTHLC and the recourse obligations by over 65% and 60%, respectively. Further, proposed modifications would increase the anticipated principal payments in the ensuing 36 months by over 355%. Further, the Trustees concluded that the additional collateral being pledged would increase the cash flow available in the event of a default on the modified loans and foreclosure on the collateral to an aggregate amount estimated to be approximately $3.15 million annually and constitute an aggregate notational value of the future distributions on the UMTH Series D Units to $9.5 million. On the basis of the foregoing analysis, our Board of Trustees approved the loan modification effective as of January 1, 2015.

Summary of Modified Loans

As modified , each of the existing notes evidencing the indebtedness has been amended and the outstanding indebtedness divided into and evidenced by two new notes – Note No. 1, which matures on December 31, 2017, provided that such date shall be extended by one year for each annual transfer of principal made from Note No. 2, and Note No. 2 which matures on December 31, 2017. The forms of the notes, which are identical for each obligor, except for the principal balances, are included as exhibits to this report.

Quarterly, such portion of the outstanding principal balance of Note No. 2 as is necessary to restore the outstanding principal balance of Note No. 1 to its initial principal balance shall be transferred from Note No. 2 to Note No. 1 and such transferred principal balance shall become part of the outstanding principal balance of Note No. 1, payable in accordance with, and subject to all of the terms and conditions of Note No. 1. This process will be repeated for each note until all of the indebtedness has been paid.

The interest rate of all Notes No. 1 is equal to the higher of: (a) 1.75% or (b) the imputed interest/applicable federal rate rules set forth in Sections 483 or 1274 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“AFR”) and the interest rate on all Notes No. 2 is equal to the higher of: (a) 2.70% or (b) the AFR.

The modified notes require the payment of a minimum cumulative quarterly payment and a minimum cumulative annual payment from all of the obligors. The failure to make the minimum cumulative annual payment within 30 days after notice of such failure or the commission of any act of bankruptcy, general assignment for the benefit of creditors, or any existence of a proceeding under any insolvency or bankruptcy law by or against any obligor constitutes a default under all of the notes. Upon the occurrence of an event of default, the interest rate is automatically increased to 6% per annum from the date of such default until the entire outstanding balance of principal and interest is paid.

Security

Previously, the security for the deficiency obligation from UMTHLC consisted of the limited guaranty of our Advisor, UMTH General Services, L.P. (“UMTHGS”), including the pledge of up to 33% of the advisory fee received by UMTHGS. Previously, the security for the recourse obligations consisted of a pledge of each related party’s respective Class C and Class D ownership units in UMTH and in the case of Wonder, secured by a limited indemnification agreement between UMTH and the Company. This collateral represents capital shares in UMTH and is eligible for, and receives, quarterly distributions from UMTH.

The new cross-collateralized security provided for the modified loans consists of:

The same security as provided earlier plus:

•	pledge by the limited partners of UMTH of the distributions of previously unencumbered UMTH Series D Units;

•	assignment by UMTH of certain fees to which UMTH is entitled under certain securitization transactions.

•	assignment general partnership distributions by UMTH as the general partner of United Residential Home Finance, L.P.

•	assignment of general partnership distributions by UMT HF GP Manager, LLC as the general partner of UMT Home Finance III, L.P.;

•	assignment of general partnership distributions by UMT HF GP Manager, LLC as the General Partner of UMT Home Finance II, LP;

•	assignment of general partnership distributions by UMT HF Manager, LLC as the General Partner of UMT Home Finance, LP;

•	assignment of general partner distributions by UMT HF GP MANAGER, LP as the General Partner of UMT Residential Home Finance, L.P.;

•	assignment by UMTH Land Development, L.P. (“UMTHLD”) of all loan origination and servicing fees payable to UMTHLD with respect to construction loans originated by UMTHLD in which loans the Obligors take an invested interest; and

•	assignment by UMTHGS of all advisory and debt placement fees payable to it under the Advisory Agreement dated effective January 1, 2009 between UMT and UMTHGS.

Application of the proceeds from foreclosure upon the security on the modified notes will be applied to the outstanding indebtedness of the various affiliates in a specified order of priority as described in the summary of security provided below.

The assignments of fees and assignments of limited and general partnership distributions are respectively essentially identical, for each assignee except as regards the entity involved, specific fees and the number of units being assigned. Forms of those assignments are included in the exhibits to this report.

The following chart summarizes the modified loans:

	Summary of Obligations			Modified Loans
	Principal	Interest	Totals	Note 1	Note 2	Totals
Deficiency Notes
UMTHLC	$36,316,821	$7,132,129	$43,448,950	$11,500,000	$31,948,950	$43,448,950

Recourse Obligations
CRC	$4,504,044	$1,124,692	$5,628,736	$322,284	$5,306,452	$5,628,736
RAFC	17,267,407	1,714,591	18,981,998	1,086,849	17,895,149	18,981,998
SCMI	3,448,002	934,422	4,382,424	250,924	4,131,500	4,382,424
Wonder	1,971,536	472,595	2,444,131	139,943	2,304,188	2,444,131
	$27,190,989	$4,246,300	$31,437,289	$1,800,000	$29,637,289	$31,437,289

The following chart summarizes the security on the modified loans:

Collateral	Pledgor	# Units	1st Application	2nd Application	Third Application	Fourth Application

UMTH C Units (Existing)	CRG	2,475.44	Recourse obligations	Revert back to Pledgor
	RAFC	8,228.53	Recourse obligations	Wonder Indemnification	Revert back to Pledgor
	SCMI	1,263.32	Recourse obligations	Revert back to Pledgor
	RAF/Wonder	1,470.49	Recourse obligations	Wonder Indemnification	Revert back to Pledgor
	Wonder	-	Recourse obligations	Wonder Indemnification	Revert back to Pledgor
		13,437.77

UMTH D Units (Existing)	CRG	2,710.36	Recourse obligations	Revert back to Pledgor
	RAFC	6,658.83	Recourse obligations	1/2 of Wonder Indemnification	Revert back to Pledgor
	SCMI	3,000.00	Recourse obligations	Revert back to Pledgor
	RAFC	-	Recourse obligations	Wonder Indemnification	Revert back to Pledgor
	Wonder	-	Recourse obligations	Wonder Indemnification	Revert back to Pledgor
		12,369.19

UMTH D Units (New)	UMTH D Unit Holders	115,720.69	UMTHLC Note 1 and Note 2	Wonder Indemnification	Revert back to Pledgor

UMTH General Services Advisory Fee	UMTH General Services	N/A	UMTHLC Note 1 and Note 2	Wonder Indemnification	Recourse obligations Notes 1 and 2	Revert back to Pledgor

UMTH Land Development Loan Origination and Servicing Fees	UMTH Land Development	N/A	UMTHLC Note 1 and Note 2	Wonder Indemnification	Recourse obligations Notes 1 and 2	Revert back to Pledgor

Securitization Transaction -	UMT Holdings	N/A	UMTHLC Note 1 and Note 2	Wonder Indemnification	Recourse obligations Notes 1 and 2	Revert back to Pledgor
UMTH income and services fees pledged to UMT

UMTH General Services - Debt Placement Fees	UMTH General Services	N/A	UMTHLC Note 1 and Note 2	Wonder Indemnification	Recourse obligations Notes 1 and 2	Revert back to Pledgor

Net Cash Flows from UMT Home Finance subsidiaries	UMT Home Finance subsidiaries	N/A	UMTHLC Note 1 and Note 2	Wonder Indemnification	Recourse obligations Notes 1 and 2	Revert back to Pledgor

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Form of Amended and Restated Note No. 1

99.2 Form of Amended and Restated Note No. 2

99.3 Form of Amended and Restated Assignment of Limited Partnership Interest

99.4 Form of Assignment of Limited Partnership Distributions

99.5 Form of Assignment of General Partnership Distributions

99.6 Form of Assignment of Fees

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Mortgage Trust

Dated: March 30, 2015	By:	/s/ Stuart Ducote
Stuart Ducote
President and Chief Financial Officer